Exhibit 99.1
DCP MIDSTREAM REPORTS SECOND QUARTER RESULTS AND HIGHLIGHTS NEW CAPITAL EFFICIENT PROJECTS IN THE DJ BASIN AND ON SOUTHERN HILLS
DENVER, August 6, 2019 (GLOBE NEWSWIRE) - Today, DCP Midstream, LP (NYSE: DCP), or DCP, reported its financial results for the three and six months ended June 30, 2019.
HIGHLIGHTS
•Reported net income attributable to partners of $119 million and $194 million for the three and six months ended June 30, 2019, respectively.
•Generated distributable cash flow (DCF) of $173 million and $397 million for the three and six months ended June 30, 2019, resulting in a distribution coverage ratio of 1.12 and 1.28 times, respectively.
•Reported adjusted EBITDA of $278 million and $604 million for three and six months ended June 30, 2019, respectively.
•Achieved record Southern Hills and continued strong Sand Hills NGL throughput volumes.
•Achieved record DJ Basin gas wellhead volumes, and continued strong Eagle Ford and Delaware Basin volumes.
•Executed strategic, capital efficient offload agreement to provide up to 225 MMcf/d of incremental DJ Basin processing capacity by mid-2020.
•Announcing expansion of Southern Hills capacity from ~190 to 230 MBbls/d by the fourth quarter of 2020 at a highly attractive multiple.
•Currently completing final commissioning of the 200 MMcf/d O’Connor 2 plant.

SECOND QUARTER 2019 SUMMARY FINANCIAL RESULTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Unaudited)
	(Millions, except per unit amounts)

Net income attributable to partners	$119	$61	$194	$123
Net income per limited partner unit - basic and diluted	$0.43	$0.07	$0.57	$0.15
Adjusted EBITDA(1)	$278	$270	$604	$538
Distributable cash flow(1)	$173	$166	$397	$337
(1)This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow and adjusted segment EBITDA. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

CEO'S PERSPECTIVE
“Building on the momentum of a solid first half of the year, in addition to our long-term, capital efficient 225 MMcf/d offload agreement in the DJ Basin, we are excited to announce that we are also expanding Southern Hills’ capacity by 20%,” said Wouter van Kempen, chairman, president, and CEO. “We are reducing our capital spending, while executing a strategic growth program focused on strong earnings growth and fee-based investments, mitigating commodity price sensitivity.”
GROWTH UPDATE
Permian Logistics Growth
•The ~2.0 Bcf/d Gulf Coast Express gas takeaway pipeline is fully subscribed and is expected to be placed in service at the end of the third quarter of 2019.
DJ Basin Logistics and G&P Growth
•Executed a strategic, capital efficient offload agreement to provide up to 225 MMcf/d of incremental DJ Basin processing capacity by mid-2020.
•Announcing expansion of the Southern Hills pipeline by ~40 MBbls/d, increasing total capacity to 230 MBbls/d, with an expected in-service date in the fourth quarter of 2020.
•Currently completing final commissioning of the 200 MMcf/d O’Connor 2 plant, which is expected to be in service August 2019. The associated bypass of up to 100 MMcf/d is expected to be in-service by the end of the third quarter of 2019.
•Adding NGL takeaway to the DJ Basin with the Southern Hills pipeline extension. The initial capacity out of the DJ Basin is expected to be 90 MBbls/d, expandable to 120 MBbls/d, with an anticipated fourth quarter 2019 in-service date.
•Expanding Front Range by 100 MBbls/d and Texas Express by 90 MBbls/d, adding NGL takeaway from the DJ Basin. Both expansions are expected to be placed into service in the fourth quarter of 2019.
•DCP holds an option to acquire a 33% ownership interest in the Cheyenne Connector, exercisable after FERC approval of the project.
Fractionation Growth
•DCP holds an option to acquire a 30% ownership interest in two 150 MBbls/d fractionators to be constructed within Phillips 66's Sweeny Hub, exercisable at the in-service date, which is expected to be in late 2020.

COMMON UNIT DISTRIBUTIONS
On July 23, 2019, DCP announced a quarterly common unit distribution of $0.78 per limited partner unit. This distribution remains unchanged from the previous quarter.

DCP generated distributable cash flow of $173 million and $397 million for the three and six months ended June 30, 2019, respectively. Distributions declared were $154 million and $309 million for the three and six months ended June 30, 2019, respectively, resulting in distribution coverage ratios of 1.12 times and 1.28 times for the three and six months ended June 30, 2019, respectively.

SECOND QUARTER 2019 OPERATING RESULTS BY BUSINESS SEGMENT
Logistics and Marketing
Logistics and Marketing Segment net income attributable to partners for the three months ended June 30, 2019 and 2018 was $185 million and $130 million, respectively.
Adjusted segment EBITDA increased to $181 million for the three months ended June 30, 2019, from $134 million for the three months ended June 30, 2018, reflecting higher equity earnings and distributions driven by higher gas marketing margins associated with Guadalupe, strong volumes on Sand Hills and Southern Hills, partially offset by lower realized cash settlements related to DCP's commodity derivative program.
Gathering and Processing
Gathering and Processing Segment net income attributable to partners for the three months ended June 30, 2019 and 2018 was $90 million and $76 million, respectively.
Adjusted segment EBITDA decreased to $173 million for the three months ended June 30, 2019, from $207 million for the three months ended June 30, 2018, reflecting lower commodity prices and lower margins and volumes in the Midcontinent region. These decreases were partially offset by DJ Basin growth and higher realized cash settlements related to DCP's commodity derivative program.
CAPITALIZATION, LIQUIDITY AND FINANCING
Debt and Credit Facilities
DCP has two credit facilities with up to $1.6 billion of total capacity. Proceeds from these facilities can be used for working capital requirements and other general partnership purposes including growth and acquisitions.
•DCP has a $1.4 billion senior unsecured revolving credit agreement that matures on December 6, 2022, or the Credit Agreement. As of June 30, 2019, total available capacity under the Credit Agreement was $1,385 million net of $15 million of letters of credit and no outstanding borrowings.
•DCP has an accounts receivable securitization facility that provides up to $200 million of borrowing capacity at LIBOR market index rates plus a margin through August 2019. As of June 30, 2019, DCP had $200 million of outstanding borrowings under the accounts receivable securitization facility included in current debt. We expect to renew the securitization facility in August 2019, prior to its maturity.
On May 10, 2019, DCP issued $600 million of 5.125% Senior Notes due May 2029. The proceeds were used for general partnership purposes including the repayment of outstanding indebtedness under the Credit Agreement and funding of capital expenditures.
As of June 30, 2019, DCP had $5,575 million of total consolidated principal debt outstanding, including $800 million of current maturities. The total debt outstanding includes $550 million of junior subordinated notes which are excluded from debt pursuant to DCP's Credit Agreement leverage ratio calculation. For the quarter ending June 30, 2019, DCP's leverage ratio was 3.7 times. The effective interest rate on DCP's overall debt position, as of June 30, 2019, was 5.43%.

CAPITAL EXPENDITURES AND INVESTMENTS
During the three and six months ended June 30, 2019, DCP had expansion capital expenditures and equity investments totaling $246 million and $539 million, and maintenance capital expenditures totaling $19 million and $39 million, respectively.
EARNINGS CALL
DCP will host a conference call webcast tomorrow, August 7, at 11:00 a.m. ET, to discuss its second quarter 2019 earnings. The live audio webcast of the conference call and presentation slides can be accessed through the Investors section on the DCP website at www.dcpmidstream.com and the conference call can be accessed by dialing (844) 233-0113 in the United States or (574) 990-1008 outside the United States. The conference confirmation number is 9681847. An audio webcast replay, presentation slides and transcript will also be available by accessing the Investors section on the DCP website at www.dcpmidstream.com.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, distributable cash flow and adjusted segment EBITDA. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. DCP's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by DCP may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.
DCP defines adjusted EBITDA as net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes these measures provide investors meaningful insight into results from ongoing operations.
The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices.
Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:

•financial performance of DCP's assets without regard to financing methods, capital structure or historical cost basis;
•DCP's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;
•viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;
•performance of DCP's business excluding non-cash commodity derivative gains or losses; and
•in the case of Adjusted EBITDA, the ability of DCP's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and general partner, and pay maintenance capital expenditures.
DCP defines adjusted segment EBITDA for each segment as segment net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted segment EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations for that segment for that segment.
DCP defines distributable cash flow as adjusted EBITDA less maintenance capital expenditures, net of reimbursable projects, interest expense, cumulative cash distributions earned by the Series A, Series B and Series C Preferred Units (collectively the "Preferred Limited Partnership Units") and certain other items.
Maintenance capital expenditures are cash expenditures made to maintain DCP's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Maintenance capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Income attributable to preferred units represent cash distributions earned by the Preferred Limited Partnership Units. Cash distributions to be paid to the holders of the Preferred Limited Partnership Units, assuming a distribution is declared by DCP's board of directors, are not available to common unit holders. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. DCP compares the distributable cash flow it generates to the cash distributions it expects to pay to its partners. Using this metric, DCP computes its distribution coverage ratio. Distributable cash flow is used as a supplemental liquidity and performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess DCP's ability to make cash distributions to its unitholders and its general partner.

ABOUT DCP MIDSTREAM, LP
DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Enbridge and Phillips 66. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.

CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond DCP's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on DCP's results of operations and financial condition are described in detail in the "Risk Factors" section of DCP's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. DCP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:
Sarah Sandberg, 303-605-1626

DCP MIDSTREAM, LP
FINANCIAL RESULTS AND
SUMMARY FINANCIAL DATA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Millions, except per unit amounts)
Sales of natural gas, NGLs and condensate	$1,659	$2,257	$3,770	$4,326
Transportation, processing and other	110	127	225	238
Trading and marketing losses, net	29	(67)	2	(108)
Total operating revenues	1,798	2,317	3,997	4,456
Purchases and related costs	(1,356)	(1,928)	(3,160)	(3,697)
Operating and maintenance expense	(182)	(185)	(360)	(347)
Depreciation and amortization expense	(101)	(97)	(204)	(191)
General and administrative expense	(68)	(70)	(135)	(129)
Loss on sale of assets	(5)	—	(14)	—
Restructuring costs	(9)	—	(9)	—
Other expense, net	(1)	(3)	(6)	(5)
Total operating costs and expenses	(1,722)	(2,283)	(3,888)	(4,369)
Operating income	76	34	109	87
Interest expense, net	(73)	(67)	(142)	(134)
Earnings from unconsolidated affiliates	117	96	230	174
Income tax expense	—	(1)	(1)	(2)
Net income attributable to noncontrolling interests	(1)	(1)	(2)	(2)
Net income attributable to partners	119	61	194	123
Series A preferred partner's interest in net income	(10)	(9)	(19)	(18)
Series B preferred partner's interest in net income	(3)	(2)	(6)	(2)
Series C preferred partner's interest in net income	(2)	—	(4)	—
General partner's interest in net income	(42)	(40)	(83)	(81)
Net income allocable to limited partners	$62	$10	$82	$22

Net income per limited partner unit — basic and diluted	$0.43	$0.07	$0.57	$0.15

Weighted-average limited partner units outstanding — basic and diluted	143.3	143.3	143.3	143.3

	June 30,		December 31,
	2019		2018
		(Millions)

Cash and cash equivalents		$1		$1
Other current assets		822		1,270
Property, plant and equipment, net		9,108		9,135
Other long-term assets		4,102		3,860
Total assets		$14,033		$14,266

Current liabilities		$1,003		$1,379
Current debt		800		525
Long-term debt		4,750		4,782
Other long-term liabilities		327		283
Partners' equity		7,125		7,268
Noncontrolling interests		28		29
Total liabilities and equity		$14,033		$14,266

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Millions)
Reconciliation of Non-GAAP Financial Measures:
Net income attributable to partners	119	61	194	123
Interest expense, net	73	67	142	134
Depreciation, amortization and income tax expense, net of noncontrolling interests	101	98	204	193
Distributions from unconsolidated affiliates, net of earnings	18	6	29	19
Other non-cash charges	1	1	6	3
Loss on sale of assets	5	—	14	—
Non-cash commodity derivative mark-to-market	(39)	37	15	66
Adjusted EBITDA	278	270	604	538
Interest expense, net	(73)	(67)	(142)	(134)
Maintenance capital expenditures, net of noncontrolling interest portion and reimbursable projects	(19)	(26)	(39)	(49)
Preferred unit distributions ***	(15)	(11)	(29)	(20)
Other, net	2	—	3	2
Distributable cash flow	173	166	397	337

Net cash provided by operating activities	229	209	546	331
Interest expense, net	73	67	142	134
Net changes in operating assets and liabilities	15	(41)	(97)	13
Non-cash commodity derivative mark-to-market	(39)	37	15	66
Other, net	—	(2)	(2)	(6)
Adjusted EBITDA	278	270	604	538
Interest expense, net	(73)	(67)	(142)	(134)
Maintenance capital expenditures, net of noncontrolling interest portion and reimbursable projects	(19)	(26)	(39)	(49)
Preferred unit distributions ***	(15)	(11)	(29)	(20)
Other, net	2	—	3	2
Distributable cash flow	173	166	397	337

*** Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Millions, except as indicated)
Logistics and Marketing Segment:
Financial results:
Segment net income attributable to partners	$185	$130	$332	$209
Non-cash commodity derivative mark-to-market	(24)	(5)	(6)	38
Depreciation and amortization expense	3	3	6	6
Distributions from unconsolidated affiliates, net of earnings	15	5	21	10
Loss on sale of assets	1	—	10	—
Other charges	1	1	1	—
Adjusted segment EBITDA	$181	$134	$364	$263

Operating and financial data:
NGL pipelines throughput (MBbls/d)	637	592	652	555
NGL fractionator throughput (MBbls/d)	61	54	62	58
Operating and maintenance expense	$11	$11	$20	$22

Gathering and Processing Segment:
Financial results:
Segment net income attributable to partners	$90	$76	$157	$189
Non-cash commodity derivative mark-to-market	(15)	42	21	28
Depreciation and amortization expense, net of noncontrolling interest	91	88	183	172
Loss on sale of assets	4	—	4	—
Distributions from unconsolidated affiliates, net of earnings	3	1	8	9
Other charges	—	—	5	3
Adjusted segment EBITDA	$173	$207	$378	$401

Operating and financial data:
Natural gas wellhead (MMcf/d)	4,866	4,797	4,902	4,632
NGL gross production (MBbls/d)	422	426	429	405
Operating and maintenance expense	$165	$169	$330	$317

DCP MIDSTREAM, LP

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019		2019
	(Millions, except as indicated)
Reconciliation of Non-GAAP Financial Measures:
Distributable cash flow	$173		$397
Distributions declared **	$154		$309
Distribution coverage ratio - declared	1.12	x	1.28	x

Distributable cash flow	$173		$397
Distributions paid	$155		$309
Distribution coverage ratio - paid	1.12	x	1.28	x

	Quarter Ended September 30, 2018	Quarter Ended December 31, 2018	Quarter Ended March 31, 2019	Quarter Ended June 30, 2019	Twelve Months Ended June 30, 2019
	(Millions, except as indicated)

Distributable cash flow	$209	$138	$224	$173	$744
Distributions declared **	$155	$154	$155	$154	$618
Distribution coverage ratio - declared	1.35x	0.90x	1.45x	1.12x	1.20x

Distributable cash flow	$209	$138	$224	$173	$744
Distributions paid	$154	$155	$154	$155	$618
Distribution coverage ratio - paid	1.36x	0.89x	1.45x	1.12x	1.20x

** There were no IDR givebacks reflected in distributions declared for the three and six months ended June 30, 2019 and 2018, respectively.